                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 22, 1999

                     Terayon Communications Systems, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

              00-2467                           77-0328533
       (Commission File No.)       (I.R.S. Employer Identification No.)

                             2952 Bunker Hill Lane
                             Santa Clara, CA 95054
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code: (408) 726-4400

Item  2.     Acquisition or Disposition of Assets

      A.     Radwiz Ltd.

      On November 22, 1999, (the "Radwiz Closing Date"), the registrant, Terayon Communication Systems, Inc. ("Terayon"), acquired Radwiz Ltd. ("Radwiz"), pursuant to that certain Share Purchase Agreement (the "Radwiz Agreement") adopted by Terayon, the shareholders of Radwiz Ltd. and Radwiz Ltd. dated October 12, 1999 (the "Radwiz Acquisition"). Radwiz develops, markets and sells telecommunication access products to the business market that enable its users to access integrated telephone and data over symmetrical DSL lines.

       Pursuant to the Radwiz Agreement, Terayon acquired all outstanding shares of capital stock of Radwiz, and Radwiz became a wholly-owned subsidiary of Terayon on November 22, 1999 (the "Effective Time"). As consideration for the Radwiz Acquisition, the former shareholders of Radwiz received an aggregate of Nine Hundred Ninety Six thousand One Hundred Fifty Three (996,153) shares of Terayon common stock as described in the Radwiz Agreement attached hereto as
Exhibit 2.1. The Radwiz Agreement provides for the payment by Terayon of certain additional consideration to the former shareholders of Radwiz in the form of cash or additional shares of Terayon common stock (at Terayon's option in the event that certain pricing conditions relative to the Radwiz Acquisition are satisfied. The Radwiz Acquisition is intended to qualify for "purchase" accounting treatment under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and the related published interpretations of the AICPA, the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission.

      B.     Telegate Ltd.

      On or about December 20, 1999, Terayon intends to acquire Telegate Ltd. ("Telegate"), pursuant to that certain Share Purchase Agreement (the "Telegate Agreement") adopted by Terayon, the shareholders of Telegate Ltd. and Telegate Ltd. dated October 14, 1999 (the "Telegate Acquisition"). Telegate develops, manufactures, markets and sells local access systems for public telecommunication services over CATV infrastructures.

      Under the Telegate Agreement, Terayon will acquire all outstanding shares of capital stock of Telegate, and Telegate will become a wholly-owned subsidiary of Terayon. As consideration for the Telegate Acquisition, the shareholders of Telegate will receive an aggregate of Two Million Two Hundred Thousand (2,300,000) shares of Terayon common stock as described in the Telegate Agreement attached hereto as Exhibit 2.2 The Telegate Acquisition is intended to qualify for "purchase" accounting treatment under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and the related published interpretations of the AICPA, the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

     The following financial statements and exhibits are filed as part of this report.

(a)  Financial Statements of Radwiz Ltd.

     Included herein are the consolidated balance sheets of Radwiz Ltd. ("Radwiz") as of December 31, 1997 and 1998 and September 30, 1999 and the related consolidated statements of operations and cash flows for each of the years in the two year period ended December 31, 1998 and for the nine months ended September 30, 1998 and 1999 and the consolidated statement of changes in shareholders' equity (deficiency) for each of the years in the two year period ended Decemer 31, 1998 and for the nine months ended September 30, 1999.

                                  RADWIZ LTD.



                                    CONTENTS
                                    --------




REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

CONSOLIDATED FINANCIAL STATEMENTS

 Consolidated balance sheets as of December 31, 1997 and 1998 and September 30, 1999

 Consolidated statements of operations for the years ended
  December 31, 1997 and 1998 and for the nine months ended
  September 30, 1998 and 1999

 Statements of Changes in Shareholders' Equity (Deficiency) for the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1999

 Consolidated statements of cash flows for the years ended
  December 31, 1997 and 1998 and for the nine months ended
  September 30, 1998 and 1999

 Notes to the consolidated financial statements

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                       OF

                                  RADWIZ LTD.

We have audited the accompanying consolidated balance sheets of Radwiz Ltd. (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity (deficiency) and cash flows for the year ended December 31, 1998 and for the period of commencement of operations (October 15, 1997) to December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Israel and in the United States, including those prescribed under the Auditors' Regulations (Auditor's Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1998 and 1997, and the results of operations, changes in shareholders' equity (deficiency) and cash for the year ended December 31, 1998 and for the period of commencement of operations (October 15, 1997) to December 31, 1997, in conformity with generally accepted accounting principles.



                                                /s/ Luboshitz Kasierer
                                             Member Firm of Arthur Andersen
Tel-Aviv, Israel
June 23, 1999

                                                            RADWIZ LTD.

                                                    CONSOLIDATED BALANCE SHEETS
                                                         (in U.S. dollars)

                                                                          December 31,          September 30,
                                                                  ---------------------------   -------------
                                                        Note         1997           1998             1999
                                                      -------     -----------    ------------   -------------
CURRENT ASSETS                                                                                   (Unaudited)
 Cash and cash equivalents...........................    (3)     $         -     $ 1,075,747       $ 3,561,343
 Short-term investments..............................                      -               -             3,700
 Trade receivables (1998 - net of allowance
   for doubtful accounts of $66,300).................                535,138         898,305           149,492
 Other receivables and prepaid expenses..............    (4)           1,705         191,277           587,336
 Inventories.........................................    (5)       1,369,436         379,738           505,266
                                                                 ------------    -----------       -----------
        Total current assets.........................              1,906,279       2,545,067         4,807,137
                                                                 ------------    -----------       -----------
PROPERTY AND EQUIPMENT                                   (6)
 Cost................................................                290,462         621,696           799,522
 Less - accumulated depreciation.....................                 20,357         134,689           253,905
                                                                 ------------    -----------       -----------
        Total property and equipment.................                270,105         487,007           545,617
                                                                 ------------    -----------       -----------
DEPOSIT WITH INSURANCE COMPANIES.....................    (8)         106,724         119,941           130,939
                                                                 ------------    -----------       -----------
        Total assets.................................            $ 2,283,108     $ 3,152,015       $ 5,483,693
                                                                 ============    ===========       ===========
CURRENT LIABILITIES
  Current maturities of long term loan................           $         -     $         -       $    12,250
  Trade payables......................................             2,584,945       1,011,345           505,541
  Other payables and accrued expenses.................   (7)         731,168         496,670           657,750
                                                                 ------------    -----------       -----------
        Total current liabilities.....................             3,316,113       1,508,015         1,175,541
                                                                 ------------    -----------       -----------

LONG TERM LOAN, NET ..................................                     -               -            34,326
ACCRUED SEVERANCE PAY.................................   (8)         180,243         238,474           252,050
                                                                 ------------    -----------       -----------
        Total liabilities.............................             3,496,356       1,746,489         1,461,917
                                                                 ------------    -----------       -----------

COMMITMENTS...........................................   (9)

SHAREHOLDERS' EQUITY (DEFICIENCY)                       (10)
 Share capital
   Ordinary shares of NIS 0.1 par value
   Authorized - 400,000 shares (1997 -
   344,000);  Issued -312,197 shares (1997- 2);
   Outstanding - 312,197 shares (1997 - none).........                     -           8,708            13,303
 Additional paid-in capital...........................                     -       7,544,687        14,246,433
 Deferred compensation................................                     -        (458,490)         (636,216)
 Capital reserve......................................              (750,000)       (750,000)         (750,000)
 Accumulated deficit..................................              (463,248)     (4,939,379)       (8,851,744)
                                                                 ------------    -----------       -----------
        Total shareholders' equity (deficiency).......            (1,213,248)      1,405,526         4,021,776
                                                                 ------------    -----------       -----------
        Total liabilities and shareholders' equity
        (deficiency)..................................           $ 2,283,108     $ 3,152,015       $ 5,483,693
                                                                 ============    ===========       ===========

 The accompanying notes form an integral part of these consolidated financial statements.

                                  RADWIZ LTD.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                               (In U.S. dollars)


                                                     For the           For the
                                                period (*) ended     year ended          For the nine months ended
                                                  December 31,       December 31,              September 30,
                                       Note          1997              1998              1998                 1999
                                      ------  -------------------  --------------  ----------------   ---------------
                                                                                      (Unaudited)       (Unaudited)
Sales................................   (12)  $          784,901   $  3,057,679    $   2,286,321       $  1,546,811
Cost of sales........................   (13)             455,271      2,361,680        1,222,291          1,210,679
                                              -------------------  --------------  ----------------   ---------------
  Gross profit.......................                    329,630        695,999        1,064,030            336,132
                                              -------------------  --------------  ----------------   ---------------

Operating expenses

  Research and development
  expenses...........................   (14)             217,328      2,061,437        1,297,331          1,862,180
  Less - participation by the
  Chief Scientist of  Israel.........   (9A)                   -        297,515                -            390,186
                                              -------------------  --------------  ----------------   ---------------
  Research and development
  expenses, net......................                    217,328      1,763,922        1,297,331          1,471,994

  Marketing and selling
  expenses, net......................   (15)             442,260      2,730,793        1,772,924          1,932,008

  General and administrative
  expenses...........................                    133,290        745,088          658,553            828,494
                                              -------------------  --------------  ----------------   ---------------
  Total operating expenses...........                    792,878      5,239,803        3,728,808          4,232,496
                                              -------------------  --------------  ----------------   ---------------

  Operating loss.....................                   (463,248)    (4,543,804)      (2,664,778)        (3,896,364)

Financing income (expense),
  net................................                          -         67,673          119,879            (16,001)
                                              -------------------  --------------  ----------------   ---------------
  Net loss...........................         $         (463,248)  $ (4,476,131)   $  (2,544,899)      $ (3,912,365)
                                              ===================  ==============  ================   ===============

(*)  From commencement of operations - October 15, 1997.

 The accompanying notes form an integral part of these consolidated financial statements.

                                  RADWIZ LTD.

                      CONSOLIDATED STATEMENTS OF CHANGES
                     IN SHAREHOLDERS' EQUITY (DEFICIENCY)
                               (In U.S. dollars)



                        Ordinary shares     Additional                                   Accumu-
                      -----------------      paid-in         Deferred       Capital       lated           Total
                        Shares   Amount      capital       compensation     reserve      deficit
                      --------- -------  ---------------  --------------  ----------  --------------  -----------
Shares issued                 2 $     -  $             -  $            -  $        -  $            -  $         -

Capital reserve               -       -                -               -    (750,000)              -     (750,000)

Net loss (*)                  -       -                -               -           -        (463,248)    (463,248)
                      --------- -------  ---------------  --------------  ----------  --------------  -----------
Balance as of
 December 31, 1997            2       -                -               -    (750,000)       (463,248) $(1,213,248)

Ordinary shares
 issued                 312,195   8,708     6,710,854(**)              -           -               -    6,719,562

Deferred
 compensation                 -       -          833,833        (833,833)          -               -            -

Amortization of
  deferred stock
  compensation                -       -                -         375,343           -               -      375,343

Net loss                      -       -                -               -           -      (4,476,131)  (4,476,131)
                      --------- -------  ---------------  --------------  ----------  --------------  -----------
Balance as of
 December 31, 1998      312,197   8,708        7,544,687        (458,490)   (750,000)     (4,939,379)   1,405,526

Ordinary shares
 issued (unaudited)     190,072   4,595        6,085,579               -          -                -    6,090,174
Deferred
 compensation
   (unaudited)                -       -          680,843        (680,843)         -                -            -

Amortization of
  deferred stock
  compensation
 (unaudited)                  -       -          (64,676)        503,117          -                -      438,441

Net loss(unaudited)           -       -                -               -          -       (3,912,365)  (3,912,365)
                      --------- -------  ---------------  --------------  ----------  --------------  -----------
Balance as of
 September 30, 1999
(unaudited)             502,269 $13,303  $    14,246,433  $     (636,216) $(750,000)  $  (8,851,744)  $ 4,021,776
                      ========= =======  ===============  ==============  ==========  ==============  ===========

(*)    For the period from October 15, 1997.
(**)   Net of issuance expenses of approximately $67,000.

 The accompanying notes form an integral part of these consolidated financial statements.

                                  RADWIZ LTD.

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In U.S. dollars)


                                                           For the period      For the
                                                             (*) ended       year ended        For the nine months ended
                                                            December 31      December 31             September 30,
                                                                1997             1998           1998              1999
                                                          -----------------  ------------  ---------------  -----------------
                                                                                             (Unaudited)       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss................................................     $   (463,248)   $(4,476,131)  $    (2,544,899) $     (3,912,365)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Income and expenses not affecting operating cash flows:
    Depreciation.........................................          20,357        114,332            65,381           119,216
    Accrued severance pay, net...........................           3,798         45,014            34,277             2,578
    Amortization of deferred stock compensation....                     -        375,343                 -           438,441
  Changes in operating assets and liabilities:
    (Increase) decrease in trade receivables.............        (535,138)      (363,167)         (472,570)          748,813
    Increase in other receivables and prepaid
     expenses............................................          (1,705)      (189,572)          (76,687)         (396,059)
    Decrease (increase)  in inventories..................        (117,784)       989,698           275,852          (125,528)
    Increase (decrease) in accounts payables.............       1,042,831     (1,573,600)       (1,746,189)         (505,804)
    Increase (decrease) in other payables and
     accrued expenses....................................          50,889       (234,498)          (82,616)          161,080
                                                             --------------  ------------  ---------------  -----------------
      Net cash used in operating activities..............               -     (5,312,581)       (4,547,451)       (3,469,628)
                                                             --------------  ------------  ---------------  -----------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of short-term investments                                    -              -                 -            (3,700)
  Purchase of property and equipment                                    -       (331,234)         (109,517)         (177,826)
                                                             --------------  ------------  ---------------  -----------------
    Net cash used in investing activities................               -       (331,234)         (109,517)         (181,526)
                                                             --------------  ------------  ---------------  -----------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of long term loan                                            -              -                 -            46,576
  Issuance of share capital, net.........................               -      6,719,562         6,726,358         6,090,174
                                                             --------------  ------------  ---------------  -----------------
    Net cash provided by financing activities............               -      6,719,562         6,726,358         6,136,750
                                                             --------------  ------------  ---------------  -----------------
INCREASE  IN CASH AND CASH  EQUIVALENTS.                                -      1,075,747         2,069,390         2,485,596
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD.....................................               -              -                 -         1,075,747
                                                             --------------  ------------  ---------------  -----------------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD..................................................    $          -    $ 1,075,747   $     2,069,390  $      3,561,343
                                                             ==============  ============  ===============  =================


(*)  From commencement of operations - October 15, 1997.


 The accompanying notes form an integral part of these consolidated financial statements.

                                  RADWIZ LTD.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               (In U.S. dollars)

Note 1   -  GENERAL

        A. Radwiz Ltd. ("The Company"), an Israeli corporation, is engaged in development, manufacture, market and support Wide-Area Network routing solutions.

        B. The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary in the United States, Radwiz Inc., which was incorporated on September 1, 1998 under the laws of the State of New Jersey. The subsidiary is primarily engaged in the sale and marketing, within the United States, of the Company's products.

        C. The consolidated financial statements of the Company have been prepared in U.S. dollars, as the currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar. Substantially all of the Company's sales are made outside Israel, in U.S. dollars. Most purchases of materials and components and most marketing costs, are denominated in U.S. dollars. Therefore, the functional currency of the Company is the U.S. dollar.

            Transactions and balances originally denominated in dollars are presented at their original amounts. Transactions and balances in other currencies are translated into dollars in accordance with the principles set forth in Statement No. 52 of the Financial Accounting Standards Board of the United States ("FASB"). Accordingly, items have been translated as follows:

            Monetary items - at the exchange rate in effect on balance sheet date.

            Nonmonetary items - at historical exchange rates.

            Revenue and expense items - at the exchange rates in effect as of date of recognition of those items (excluding depreciation and other items deriving from non-monetary items).

            All exchange gains and losses from the translation mentioned above (which are immaterial for all periods presented) are reflected in the Statement of Operations. The representative rate of exchange of the New Israeli Shekel (NIS) at December 31, 1998 was U.S.$1.00 =
            4.16 (1997 - NIS 3.536).

        D. The accompanying financial statements at September 30, 1999 and for the nine months ended September 30, 1998 and 1999 are unaudited but include all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair statement of the financial position and the operating results and cash flows for the interim date and periods presented. These financial statements have also been prepared in conformity with generally accepted accounted principles in the United States. Results for the interim period ended September 30, 1999 are not necessarily indicative of results for the entire fiscal year or future periods.

                                  RADWIZ LTD.

Note 2   -  SIGNIFICANT ACCOUNTING POLICIES

            The Company's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The significant accounting policies followed in the preparation of the consolidated financial statements, applied on a consistent basis, are as follows:

            A.  PRINCIPLES OF CONSOLIDATION

                The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary in the U.S. (Radwiz Inc.). Material intercompany balances and transactions have been eliminated.

            B.  CASH AND CASH EQUIVALENTS

                All highly liquid investments with an original maturity of three months or less are considered cash equivalents.

            C.  ALLOWANCE FOR DOUBTFUL ACCOUNTS

                Allowance for doubtful accounts is computed for specific debts the collectibility of which is doubtful based upon the Company's experience.

            D.  INVENTORIES

                Inventories are valued at the lower of cost or market. Cost is determined on the basis of the "First-in, First-out" basis.

            E.  PROPERTY AND EQUIPMENT

                Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful life of the assets, ranging from three to ten years.

            F.  REVENUE RECOGNITION

                Revenues from product sales are recognized upon shipment to customers when no right of return exists and collection is probable.

            G.  RESEARCH AND DEVELOPMENT COSTS

                Research and development cost, net of participation by the Government of Israel through the Ministry of Industry and Trade, Office of the Chief Scientist, are charged to operations as incurred.

            H.  INCOME TAXES

                The Company accounts for income taxes under the liability method of accounting. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the year in which the differences are expected to reserve. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts expected to be realized.

            I.  FAIR VALUE OF FINANCIAL INSTRUMENTS

                Unless otherwise noted, the carrying amount of financial instruments approximates fair value.

            J.  SHARE-BASED COMPENSATION

                The Company accounts for shares subject to options issued to employees under Accounting Principles Board No. 25 - "Accounting for Stock Issued to Employees", ("APB 25").

            K.  WARRANTY COSTS

                The Company provides warranty for period of up to twelve months. Provision for warranty costs is based on Company's experience and engineering estimates.

            L.  USE OF ESTIMATES

                The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

            N.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

                In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 established accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS No. 133 will not have a material effect on its financial statements.

Note 3   -  CASH AND CASH EQUIVALENTS

                                                                               December 31
                                                                    ----------------------------------
                                                                          1997              1998
                                                                    ----------------  ----------------
Cash in banks                                                                      -           113,553
Bank deposits
 In U.S. Dollars (bearing annual interest
  rate of 4.5% to 5.2%)                                                            -           680,000
 In NIS (bearing annual interest rate of
  9.0% to 12.5%)                                                                   -           282,194
                                                                    ----------------  ----------------
                                                                                   -         1,075,747
                                                                    ================  ================


Note 4   -  OTHER RECEIVABLES AND PREPAID EXPENSES

                                                                               December 31
                                                                    ----------------------------------
                                                                          1997              1998
                                                                    ----------------  ----------------
Grants receivable:
 Fund for Encouragement of Marketing Activities                                    -            57,088
 Chief Scientist                                                                   -            17,814
Prepaid expenses                                                                   -            74,609
Value added receivable                                                             -            29,237
Others                                                                         1,705            12,529
                                                                    ----------------  ----------------
                                                                               1,705           191,277
                                                                    ================  ================

Note 5   -  INVENTORIES

                                                                               December 31
                                                                    ----------------------------------
                                                                          1997              1998

                                                                    ----------------  ----------------
Components                                                                   527,710           221,741
Work in progress                                                             408,613            51,836
Finished goods                                                               433,113           106,161
                                                                    ----------------  ----------------
                                                                           1,369,436           379,738
                                                                    ================  ================

Note 6   -  PROPERTY AND EQUIPMENT

                                                                               December 31
                                                                    ----------------------------------
                                                                          1997              1998
                                                                    ----------------  ----------------
COST
 Research and development equipment                                          191,116           337,796
 Computer equipment                                                           41,153            86,744
 Leasehold improvements                                                            -            24,173
 Motor vehicles                                                               53,683           153,804
 Office furniture and equipment                                                4,510            19,179
                                                                    ----------------  ----------------
                                                                             290,462           621,696
                                                                    ----------------  ----------------

ACCUMULATED DEPRECIATION
 Research and development equipment                                           14,806            88,860
 Computer equipment                                                            3,425            26,446
 Leasehold improvements                                                            -               861
 Motor vehicles                                                                2,013            16,710
 Office furniture and equipment                                                  113             1,812
                                                                    ----------------  ----------------
                                                                              20,357           134,689
                                                                    ----------------  ----------------
                                                                             270,105           487,007
                                                                    ================  ================

       The Company's property and equipment are primarily located in Israel.

       For the period ended December 31, 1997 and for the year ended December
        31, 1998, depreciation expenses were $20,357 and $114,332, respectively.

Note 7   -  OTHER PAYABLES AND ACCRUED EXPENSES

                                                                               December 31
                                                                    ----------------------------------
                                                                          1997              1998
                                                                    ----------------  ----------------
Employees and employees institutions                                          88,579           329,850
Accrued royalties to the Chief Scientist                                           -            50,461
A related company                                                            574,031                 -
Accrued expenses                                                                   -            52,211
Other (including provision for warranty
 costs)                                                                       68,558            64,148
                                                                    ----------------  ----------------
                                                                             731,168           496,670
                                                                    ================  ================


Note 8   -  ACCRUED SEVERANCE PAY, NET

            Under Israeli law and labor agreements, the Company is required to make severance payments to its dismissed employees and employees leaving its employment in certain other circumstances. The Company's severance pay liability to its employees, which is calculated on the basis of the salary of each employee for the last month of the reported period multiplied by the years of such employee's employment, is reflected in the Company's consolidated balance sheet on the accrual basis, and is partially funded by a purchase of insurance policies in the name of the Company. Severance pay expense for the periods ended December 31, 1997 and 1998 amounted to $4,121 and $58,231, respectively.

Note 9  -  COMMITMENTS

        A. The Company has purchased, under the approval of the Chief Scientist of the Ministry of Industry and Trade ("OCS"), technology that was developed by a Fellow Subsidiary. As a condition for this approval, the Company has committed to pay royalties to the Government of Israel, on proceeds from sales of products based on this technology, except for such proceeds from sales to the Fellow Subsidiary. Royalty rates are 3% - 5%. Royalties are payable from the commencement of sales of each of these products until the cumulative amount of the royalties paid and accrued by the Company and by the Fellow Subsidiary equals 100% of the dollar linked amount received by the Fellow Subsidiary. The Company's total commitment for royalties payable with respect to future sales, based on Government participations received or accrued, net of royalties paid or accrued, totaled approximately $5,698,000 as of December 31, 1998.

        B. In connection with its marketing activities, the Company accrued participation payments from the Government of Israel - Fund for the Encouragement of Marketing Activities, in total amount of $57,088. In return for the participation payments, the Company is committed to pay royalties at a rate of 4% of the Company's total increase in export sales, from the end of the second year of implementation of the marketing plan until the date at which the participation has been fully repaid.

        C. The Company is a party to an agreement with 13 related companies that guarantees that damages caused to uninsured motor vehicles owned by any of these companies will, after payment of a deductible, be shared by these companies.

        D. The Company operates from leased premises in Tel-Aviv, Israel and in New-Jersey in the United States. Lease agreements expire in the year 1999 to 2002. Annual minimum future rental payments due under the above agreements, at exchange rates in effect on December 31, 1998, are approximately as follows:

            1999                                                   166,000
            2000                                                   146,000
            2001                                                   146,000
            2002                                                    73,000
                                                                 ----------
                                                                  $531,000
                                                                 ==========

Note 10  -  SHAREHOLDERS' EQUITY (DEFICIENCY)

        A. During 1998, the Company issued 312,195 Ordinary Shares NIS 0.1 par value in consideration for $6,786,665.

        B. In 1997, the Company adopted a key employee share incentive plan which provides for the grant by the Company of options awards to purchase up to an aggregate of 54,840 Ordinary shares to officers and employees of the Company and its subsidiaries. The options vest ratably over vesting periods ranging from four to five year period. The options expire 62 months from the date of issuance. The exercise price of option award under the plan will be NIS 0.1.

            Transactions related to the above discussed options during the period ended December 31, 1997 and the year ended December 31, 1998 and the weighted average exercise prices per share and weighted average fair value of the options at the date of grant are summarized as follows:

                                                                 Weighted        Weighted
                                                                 average       average fair
                                                                 exercise        value of
                                              Outstanding       price per        options
                                                options           share          granted
                                            ---------------  ---------------  ---------------
Inception
  Options granted                                         -          $     -         $     -
                                            ---------------  ---------------  ---------------
  Outstanding
    December 31, 1997                                     -                -
  Options granted                                    52,390             0.03           15.92
  Options forfeited                                  (6,626)            0.03
                                            ---------------  ---------------
  Outstanding
    December 31, 1998                                45,764          $  0.03
                                            ===============  ===============

            For options granted in 1998, the exercise prices were less than the market value of the shares at the date of grant.

            The following table summarizes information about options outstanding and exercisable at December 31, 1998:

                             Options outstanding                      Option exercisable
               -----------------------------------------------  -------------------------------
                                  Weighted -
                   Number          average        Weighted -        Number         Weighted -
               outstanding at     remaining        average      outstanding at      average
  Exercise      December 31,     contractual       exercise      December 31,       exercise
   price           1998             life           prices           1998            prices
-------------  ---------------  --------------  --------------  ---------------  --------------
$  0.03                 45,764            4.48           $0.03           11,832           $0.03
               ===============  ==============  ==============  ===============  ==============

            The amounts of deferred compensation recognized arising from the difference between the exercise price and the fair market value on the date of grant of $0 and $833,833, for options granted in the period ended December 31, 1997 and for the year ended December 31, 1998, respectively, are included in shareholders' equity and are being amortized over the vesting periods of the respective options in accordance with APB 25. The balance of unamortized deferred compensation at December 31, 1998 is $458,490. Under APB 25, the deferred compensation that has been charged to operations for the year ended December 31, 1998 amounted to $375,343 (period ended December 31, 1997 - none).

            If deferred compensation had been determined under the alternative fair value accounting method provided for under SFAS Statement No. 123, "Accounting for Stock-Based Compensation", using the "minimum value" method with the following weighted average assumptions used for grants in all reported periods: (1) expected life of the options of 3 years; (2) dividend yield of 0%; (3) expected volatility of 0% and (4) risk - free interest rate of 5%, the effect of the Company's net loss would not have been changed for all reported periods.

Note 11  -  TAXES ON INCOME

        A. The Company is subject to the Income Tax Law (Inflationary Adjustments), 1985, measuring income on the basis of changes in the Israeli Consumer Price Index.

        B. Through December 31, 1997 the Company was a "Family Company" as defined by Section 64A of the Israeli Income Tax Ordinance. Therefore, Company's losses for tax purposes through that date were assigned to the shareholders, and are not available to the Company.

            As of December 31, 1998, the net operating loss carryforwards for tax purposes amounted to approximately $3.25 million. Such net operating losses may be carried forward indefinitely and offset against future taxable income. Due to uncertainty of the realization of the carryforwards losses prior to their expiration, the Company has recorded a valuation allowance for the entire amount of the tax related asset. Deferred taxes in respect of other temporary difference are immaterial.

        C. The Company has not received final tax assessments since commencement of operations (1997).


Note 12  -  REVENUES

            The Company manages its business on the basis of one reportable segment.

  Note 13  -  COST OF SALES

                                                               For the             For the
                                                             period ended         year ended
                                                             December 31          December 31
                                                                 1997               1998
                                                           ----------------   ----------------
Materials consumed                                                  493,276          1,101,183
Payroll and related benefits                                              -             78,640
Subcontractors work                                                 124,051             87,157
Other                                                                     -            410,971
                                                           ----------------   ----------------
                                                                    617,327          1,677,951
Increase (decrease) in finished goods and
 work in progress                                                  (162,056)           683,729
                                                           ----------------   ----------------
                                                                    455,271       (*)2,361,680
                                                           ================   ================

(*)  Including amortization of slow moving inventory in the amount of $483,520.

Note 14  -  RESEARCH AND DEVELOPMENT EXPENSES

                                                               For the             For the
                                                             period ended         year ended
                                                             December 31          December 31
                                                                 1997               1998
                                                           ----------------   ----------------
Payroll and related benefits                                        181,322         1,611,155
Materials consumed                                                   11,862            80,684
Subcontractors work                                                   8,483           119,758
Other                                                                15,661           249,840
                                                           ----------------   ----------------
                                                                    217,328         2,061,437
                                                           ================   ================

Note 15  -  MARKETING AND SELLING EXPENSES, NET

                                                               For the             For the
                                                             period ended         year ended
                                                             December 31          December 31
                                                                 1997               1998
                                                           ----------------   ----------------
Marketing and selling expenses include:
  royalties to the Government of Israel                              15,904            85,430
                                                           ================   ================
Marketing and selling expenses                                      442,260         2,787,881
Participation by the Government of Israel                                 -            57,088
                                                           ----------------   ----------------
Marketing and selling expenses, net                                 442,260         2,730,793
                                                           ================   ================


Note 16  -  CONCENTRATION OF CREDIT RISK

            For the period ended December 31, 1997, no single customer accounted for more than 10% of the Company's sales and no customer represented more than 10% of trade receivables. For the year ended December 31, 1998, one customer accounted for 11.5% of net revenues and one customer represented 20.8% of trade receivables. The Company does not require to support credit sales. Allowances are maintained for potential credit losses.

Note 17  -  RELATED PARTY BALANCES AND TRANSACTIONS

        A.  BALANCES WITH RELATED PARTIES

                                                                    December 31
                                                           ------------------------------
                                                                1997            1998
                                                           --------------  --------------
Trade receivables                                                 576,742         520,160
Trade payables                                                  2,572,403         549,222
Other payables and accrued expenses                               574,031               -


        B.  TRANSACTIONS WITH RELATED PARTIES

                                                               For the             For the
                                                             period ended         year ended
                                                             December 31          December 31
                                                                 1997               1998
                                                           ----------------   ----------------
Sales                                                                     -           411,246
Cost of sales                                                             -           975,203
Operating expenses                                                        -           930,282

            The Company's products are marketed and sold in North America through an affiliated company.

                    Financial statements of Telegate Ltd.

     Included herein are the balance sheets of Telegate Ltd. ("Telegate") as of December 31, 1997 and 1998 and September 30, 1999 and the related statements of operations and cash flows for each of the years in the three year period ended December 31, 1998 and for the nine months ended September 30, 1998 and 1999 and the statement of changes in shareholders' equity (deficiency) for each of the years in the three year period ended December 31, 1998 and for the nine months ended September 30, 1999.


                                     INDEX


Report of Independent Auditors

Balance Sheets

Statements of Operations

Statements of Changes in Shareholders' Deficiency

Statements of Cash Flows

Notes to Financial Statements

 ERNST & YOUNG [LOGO]
  KOST FORER & GABBAY


                         REPORT OF INDEPENDENT AUDITORS

                             To the Shareholders of

                                 TELEGATE LTD.



  We have audited the accompanying balance sheets of Telegate Ltd. as of December 31, 1997 and 1998, and the related statements of operations, changes in shareholders' deficiency and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Telegate Ltd. as of December 31, 1997 and 1998, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles in the United States.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1c, the Company has suffered recurring losses from operations, a working capital deficiency and a shareholders' deficiency. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1c. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


Tel-Aviv, Israel                                /s/ KOST FORER & GABBAY
March 16, 1999                          A Member of Ernst & Young International
(except for Note 1c, as to which
the date is June 30, 1999)

                                                                   TELEGATE LTD.
BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. dollars in thousands, except share data

                                                                                  December 31,                     September 30,
                                                                    --------------------------------------              1999
                                                                           1997                  1998                Unaudited
                                                                    ----------------     -----------------     -------------------
 ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                  $   2,409              $    385                $     10
Trade receivables - related parties (Note 14)                                      -                   320                   1,661
Government grants receivable                                                     232                   331                   1,656
Other accounts receivable                                                        111                    12                     331
Inventories (Note 3)                                                               -                 1,210                   4,699
                                                                    ----------------     -----------------     -------------------

                                                                               2,752                 2,258                   8,357
                                                                    ----------------     -----------------     -------------------

SEVERANCE (Note 7)                                                               267                   429                     565
                                                                    ----------------     -----------------     -------------------

PROPERTY AND EQUIPMENT, NET (Note 4)                                             898                 1,548                   1,559
                                                                    ----------------     -----------------     -------------------

Total assets                                                                   3,917                 4,235                  10,481
-----
                                                                    ================     =================     ===================

 LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Short-term bank credit(Note 5)                                                     -                    21                     663
Short-term bank loans (Note 5)                                                     -                 1,135                   2,115
Trade payables                                                                   743                 1,332                   2,090
Employees and payroll accruals                                                   541                   791                     978
Advances from a customer - related party (Note 14)                                 -                   385                       -
Other accounts payable (Note 6)                                           (*      81                   372                     437
                                                                    ----------------     -----------------     -------------------

Total current liabilities                                                      1,365                 4,036                   6,283
-----
                                                                    ----------------     -----------------     -------------------

ACCRUED SEVERANCE PAY (Note 7)                                                   406                   677                     907
                                                                    ----------------     -----------------     -------------------

CONVERTIBLE LOANS (Note 8)                                                (*   2,500                 5,633                  12,335
                                                                    ----------------     -----------------     -------------------

SHAREHOLDERS' DEFICIENCY (Note 9):
Share capital
Authorized: 1,100,000 Ordinary shares of NIS 0.1 par value
 as of December 31, 1997 and 1998, and 3,000,000 as of
 September 30, 1999
Issued and outstanding: 706,900 Ordinary shares of NIS 0.1 par value as of December 31, 1997 and 1998 and 836,598 as of
 September 30, 1999                                                               23                    23                      26
Additional paid-in capital                                                     9,569                 9,569                  12,892
Deferred compensation                                                           (362)                 (109)                   (300)
Accumulated deficit                                                           (9,584)              (15,594)                (21,662)
                                                                    ----------------     -----------------     -------------------

                                                                                (354)               (6,111)                 (9,044)
                                                                    ----------------     -----------------     -------------------

Total liabilities and shareholders' deficiency                             $   3,917              $  4,235                $ 10,481
-----
                                                                    ================     =================     ===================

*)  Reclassified.
The accompanying notes are an integral part of the financial statements.

                                                                   TELEGATE LTD.
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. dollars in thousands, except share and per share data

                                                                   Year ended                               Nine months ended
                                                                  December 31,                                 September 30,
                                             ---------------------------------------------------     ------------------------------
                                                   1996              1997               1998               1998              1999
                                             --------------    ---------------    --------------     -------------    -------------
                                                                                                                 Unaudited
                                                                                                     ------------------------------

Sales to related parties (Note 14)             $          -      $           -          $  3,569          $  1,612         $  4,338

Cost of sales to related parties                          -                  -             3,737             2,130            4,094
                                             --------------    ---------------    --------------     -------------    -------------

Gross profit (loss)                                       -                  -              (168)             (518)             244
                                             --------------    ---------------    --------------     -------------    -------------

Operating expenses:

Research and development, net (Note 12)               2,236              3,362             4,660             3,280            4,187

Selling and marketing                                   324                392               489               396              560

General and administrative                              598                608               716               566              970
                                             --------------    ---------------    --------------     -------------    -------------

Total operating expenses                              3,158              4,362             5,865             4,242            5,717
-----
                                             --------------    ---------------    --------------     -------------    -------------

Operating loss                                       (3,158)            (4,362)           (6,033)           (4,760)          (5,473)

Financial income (expenses), net (Note 13)              221                102                23                70             (595)
                                             --------------    ---------------    --------------     -------------    -------------

Net loss                                          ($  2,937)         ($  4,260)        ($  6,010)        ($  4,690)       ($  6,068)
                                             ==============    ===============    ==============     =============    =============

Basic and diluted net loss per share                 ($5.08)            ($6.22)           ($8.50)           ($6.63)          ($8.16)
                                             ==============    ===============    ==============     =============    =============

Weighted average number of shares
used in computing basic and diluted
loss per share                                      578,308            684,902           706,900           706,900          743,215
                                             ==============    ===============    ==============     =============    =============

The accompanying notes are an integral part of the financial statements.

                                                                   TELEGATE LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
--------------------------------------------------------------------------------
U.S. dollars in thousands, except share data

                                                                                                                    Total
                                                                        Additional                               shareholders'
                                                                         paid-in      Deferred     Accumulated      equity
                                                     Share capital       capital    compensation     deficit     (deficiency)
                                                  --------------------  ----------  ------------  ------------  -----------
                                                   Number of
                                                     shares    Amount
                                                  ----------  --------

Balance as of January 1, 1996                       447,779      $15     $ 3,322      $     -      $ (2,387)     $   950
Deferred compensation related to stock-based
 options granted to employees                             -        -       1,674       (1,674)
Amortization of deferred compensation                     -        -           -          940             -          940
Issuance of shares, net                             179,829        6       3,107            -             -        3,113
Conversion of a convertible loan into shares, net    37,681        1         923            -             -          924
Net loss                                                  -        -           -            -        (2,937)      (2,937)
                                                  ----------  --------  ----------  ------------  ------------  -----------

Balance as of December 31, 1996                     665,289       22       9,026         (734)       (5,324)       2,990
Deferred compensation related to stock-based
 options granted to employees                             -        -         (10)          10
Amortization of deferred compensation                     -        -           -          362             -          362
Conversion of a convertible loan into shares, net    41,611        1         553            -             -          554
Net loss                                                  -        -           -            -        (4,260)      (4,260)
                                                  ----------  --------  ----------  ------------  ------------  -----------

Balance as of December 31, 1997                     706,900       23       9,569         (362)       (9,584)        (354)
Amortization of deferred compensation                     -        -           -          253             -          253
Net loss                                                  -        -           -            -        (6,010)      (6,010)
                                                  ----------  --------  ----------  ------------  ------------  -----------

Balance as of December 31, 1998                     706,900       23       9,569         (109)      (15,594)      (6,111)
Conversion of convertible loans into shares, net    129,698        3       2,767            -             -        2,770
Deferred compensation related to stock-based
 options granted to employees and bank                    -        -         556         (556)
Amortization of deferred compensation                     -        -           -          365             -          365
Net loss                                                  -        -           -            -        (6,068)      (6,068)
                                                  ----------  --------  ----------  ------------  ------------  -----------

Balance as of September 30, 1999 (Unaudited)        836,598      $26     $12,892      $  (300)     $(21,662)     $(9,044)
                                                  ==========  ========  ==========  ============  ============  ===========

The accompanying notes are an integral part of the financial statements.

                                                                   TELEGATE LTD.
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. dollars in thousands

                                                                 Year ended                              Nine months ended
                                                                December 31,                               September 30,
                                             ------------------------------------------------     -------------------------------
                                                  1996              1997              1998              1998              1999
                                             ------------     -------------     -------------     -------------     -------------
                                                                                                              Unaudited
                                                                                                  -------------------------------

Cash flows from operating activities:
-----------------------------------------

Net loss                                          $(2,937)          $(4,260)          $(6,010)          $(4,690)         $ (6,068)
Adjustments to reconcile net loss to net
 cash used in operating activities:
 Amortization of deferred compensation                940               362               253               204               365
 Depreciation                                         110               211               411               294               418
 Loss (gain) on sale of property and
  equipment                                             -                (1)               (2)                2                 -
 Increase in accrued severance pay, net                38                70               109               126                94
 Decrease in value of marketable
  securities                                            7               221                 -                 -                 -
 Increase of accrued interest on
  convertible loans                                     -                 -               193               124               349
 Increase in trade receivables - related
  parties                                               -                 -              (320)              (39)           (1,341)
 Decrease (increase) in government
  grants receivable                                   (90)              112               (99)             (468)           (1,325)
 Decrease (increase) in other accounts
  receivable                                         (110)               18                99              (214)             (319)
 Increase in inventories                                -                 -            (1,210)           (2,149)           (3,489)
 Increase in trade payables                           142               455               589             1,467               758
 Increase in employees and payroll
  accruals                                             95               230               250               373               187
 Increase (decrease) in advances from
  a customer - related party                            -                 -               385             1,122              (385)
 Increase in other accounts payable                    29                 6               291                34                65
                                             ------------     -------------     -------------     -------------     -------------

Net cash used in operating activities              (1,776)           (2,576)           (5,061)           (3,814)          (10,691)
                                             ------------     -------------     -------------     -------------     -------------

Cash flows from investing activities:
-------------------------------------

Purchase of property and equipment                   (269)             (597)           (1,110)           (1,013)             (447)
Proceeds from sale of property and
 equipment                                              -                19                51                51                18
                                             ------------     -------------     -------------     -------------     -------------

Net cash used in investing activities                (269)             (578)           (1,059)             (962)             (429)
                                             ------------     -------------     -------------     -------------     -------------


The accompanying notes are an integral part of the financial statements.

                                                                   TELEGATE LTD.
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. dollars in thousands


                                                                  Year ended                               Nine months ended
                                                                 December 31,                                September 30,
                                             -------------------------------------------------     -------------------------------
                                                  1996              1997              1998               1998              1999
                                             ------------     -------------     --------------     -------------     -------------
                                                                                                               Unaudited
                                                                                                   -------------------------------

Cash flows from financing activities:
-------------------------------------

Proceeds from issuance of shares, net               3,113                 -                  -                 -                 -
Short-term bank credit, net                             -                 -                 21               999               642
Short-term bank loans                                   -                 -              1,135             1,196               980
Proceeds from convertible loans                     1,720             1,960              2,940               540             9,150
Issuance expenses related to conversion
 of shareholders' loan into shares                     (9)               (6)                 -                 -               (27)
                                             ------------     -------------     --------------     -------------     -------------

Net cash provided by financing activities           4,824             1,954              4,096             2,735            10,745
                                             ------------     -------------     --------------     -------------     -------------

Increase (decrease) in cash and cash
 equivalents                                        2,779            (1,200)            (2,024)           (2,041)             (375)


Cash and cash equivalents at the
beginning of the period                               830             3,609              2,409             2,409               385
                                             ------------     -------------     --------------     -------------     -------------

Cash and cash equivalents at the
end of the period                                  $3,609           $ 2,409            $   385           $   368           $    10
                                             ============     =============     ==============     =============     =============

Non-cash transactions:
----------------------

Conversion of convertible loans into
 shares                                            $  933           $   560       $       -          $     -               $ 2,797
                                             ============     =============     ==============     =============     =============

Supplemental disclosure of cash flows
-------------------------------------
 activities:
 -----------

Cash paid during the year for interest             $    1       $        -             $    66           $    21           $   231
                                             ============     =============     ==============     =============     =============

The accompanying notes are an integral part of the financial statements.

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands


NOTE 1:-  GENERAL

        a. Telegate Ltd. ("the Company") was incorporated on May 6, 1993, under the name Capitec (1993) Ltd. In 1994, the Company changed its name to Telegate Ltd.

            The Company is engaged in the research, development, manufacturing and marketing of local access systems that interface and transport public telecommunications services over existing Cable TV infrastructures.

            The Company is dependent upon sole source of suppliers for the production of a modem, which is a key component used in its product.

        b. The Company's ability to continue to operate is dependent upon additional financial support until profitability is achieved.

        c. As of December 31, 1998, the Company shareholders' deficiency was $ 6,111 and its working capital deficiency was $ 1,778. In 1998, the Company had a loss of $ 6,010 and a negative cash flow from operating activities of $ 5,061. The Company's management anticipates a negative cash flow from operating activities in 1999, in the amount of approximately $ 2,500, and considers that the Company will require additional financing in order to finance its activities in the future. Accordingly, there is substantial doubt whether the Company is able to continue as a going concern. Management's plans to address these issues include the following:

            In the near future, the Company expects to sign a convertible loans agreement in the aggregate amount of $ 7,000 with several new investors.

            In addition, the Company is in the process of raising additional $ 6,000 - $ 10,000 from an investment bank.

            Management believes that existing cash balances, expected operating results and the anticipated sources of financing will be sufficient to support operations over the next twelve months.

            The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and accordingly do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities or reclassifications which might be necessary should management be unable to satisfactorily execute its plans which then may result in the Company's inability to continue as a going concern.

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES

        a.  Use of estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        b.  Financial statements in U.S. dollars:

            Company's management believes that the U.S. dollar is the currency of the primary economic environment in which it operates. Therefore, the functional and reporting currency for the Company is the U.S. dollar.

            The Company's transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board ("FASB"). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations as financial income or expenses, as appropriate. Certain amounts in the dollar financial statements may represent the dollar equivalent of other currencies, including new Israeli shekels (NIS), and may not be exchangeable for dollars.

        c.  Cash and cash equivalents:

            The Company considers all highly liquid investments originally purchased with maturities of three months or less to be cash equivalents.

        d.  Marketable securities:

            In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), the Company has classified its marketable debt into trading category. Under SFAS 115 marketable securities classified as trading are stated according to the quoted market prices as of balance sheet date.

            Gains and losses (realized and unrealized) related to trading securities as well as interest on such securities are included in "financial income (expenses), net".

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

        e.  Inventories:

            Inventories are valued at the lower of cost or market value. Cost is determined as follows:

            Raw materials and components - on the moving average basis.

            Work in progress and finished products:

            Raw materials and components - on the moving average basis. Labor, overhead and subcontracted work - on the basis of actual costs.

            Periodically, the Company evaluates the quantities on hand relative to current selling prices and historical and forecasted sales volume. Based on these evaluations, provisions are made in each period to write inventory down to its net realizable value, which establishes a new cost basis.

        f.  Property and equipment:

            Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives, at the following annual rates:

                                                             %
                                                 --------------------------
            Computers and peripheral equipment             7 - 33
            Machinery and engineering equipment           15 - 20
            Motor vehicles                                  15
            Office furniture and equipment                 7 - 15
            Leasehold improvements               Over the term of the lease

        g.  Income taxes:

            The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes". This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

        h.  Revenue recognition:

            Revenues from sales are recognized upon shipment when no significant obligations remain on the part of the Company and the collection of the related receivable is probable. Generally, the Company does not have any significant obligations after delivery.

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

        i.  Warranty costs:

            A provision for warranty costs is calculated and provided based on a percentage of sales.

        j.  Advertising expenses:

            Advertising expenses are charged to expenses, as incurred. Advertising expenses for the years ended 1996, 1997 and 1998 were not material.

        k.  Research and development costs:

            Research and development costs are charged to expenses as incurred.

        l.  Royalty-bearing grants:

            Royalty-bearing grants from the Government of Israel and others for funding of approved research projects are recognized at the time the Company is entitled to such grants on the basis of the related costs incurred. (see Note 12).

        m.  Concentrations of credit risk:

            SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of any significant Off-Balance-Sheet and credit risk concentrations. The Company has no significant Off-Balance-Sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

            Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

            The Company's cash and cash equivalents are invested in deposits with major Israeli banks. Management believes that the financial institutions that hold the Company's investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

            The Company's trade receivables are derived from sales to a shareholder. The Company performs ongoing credit evaluations of its shareholders debt and, to date, has not experienced any material losses.

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

        n.  Severance pay:

            The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees, is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual.

            The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

        o.  Accounting for stock-based compensation:

            The Company has chosen to account for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25 ("APB-25"), "Accounting for Stock issued to Employees". Under APB-25, when the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

            Financial Accounting standards Board Statement No. 123 "Accounting for Stock Based Compensation" (SFAS 123") requires the use of option valuation model to measure the fair value of the options at the grant date. The proforma disclosures required by Statement 123, are provided in Note 9b.

        p.  Fair value of financial instruments:

            The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

            Cash and cash equivalents, trade receivables, short-term bank credit and trade payables- The carrying amounts of these items approximate their fair value due to the short-term maturity of such instruments.

            Short-term loans - The carrying amounts of the Company's borrowing arrangements approximate their fair value. Fair values were estimated using discounted cash flow analyses, based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

        q.  Comprehensive income:

            As of January 1, 1998, the Company adopted Statement 130, "Reporting Comprehensive Income". Statement 130 establishes new rules for the reporting and display of comprehensive income and its components. The adoption of this Statement had no impact on the Company's net income or shareholders' equity for the years ended December 31, 1996, 1997 and 1998.

        r.  Future adoption of new accounting standard:

            In June 1998, the Financial Accounting Standards Board issued SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). This Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000 and cannot be applied retroactively. The Company does not expect that this new Statement will have any material impact on the Company's consolidated balance sheets or results of operations.

        s.  Unaudited interim financial information

            The accompanying financial statements at September 30, 1999 and for the nine months ended September 30, 1998 and 1999 are unaudited but include all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair statement of the financial position and the operating results and cash flows for the interim date and periods presented. These financial statements have also been prepared in conformity with generally accepted accounting principles in the United States. Results for the interim period ended September 30, 1999 are not necessarily indicative of results for the entire fiscal year or future periods.

NOTE 3:-    INVENTORIES

                                                                December 31,
                                                            ------------------      September 30,
                                                              1997        1998          1999
                                                            -------     -------    --------------
                                                                                     Unaudited
                                                                                   --------------
            Raw materials and components                    $    -       $  937            $3,362
            Work-in-progress                                     -          203               817
            Finished products                                    -           70               520
                                                            -------     -------    --------------
                                                            $    -       $1,210            $4,699
                                                            =======     =======    ==============

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

NOTE 4:-  PROPERTY AND EQUIPMENT

                                                            December 31,
                                            ------------------------------------------
                                                    1997                    1998
                                            ------------------       -----------------
Cost:
Computers and peripheral equipment                      $  547                  $1,135
Machinery and engineering equipment                        382                     799
Motor vehicles                                             231                     131
Office furniture and equipment                              67                     114
Leasehold improvements                                      71                     131
                                            ------------------       -----------------

                                                         1,298                   2,310
                                            ------------------       -----------------
Accumulated depreciation:
Computers and peripheral equipment                         212                     462
Machinery and engineering equipment                         97                     205
Motor vehicles                                              75                      54
Office furniture and equipment                              11                      19
Leasehold improvements                                       5                      22
                                            ------------------       -----------------

                                                           400                     762
                                            ------------------       -----------------

Depreciated cost                                        $  898                  $1,548
                                            ==================       =================


NOTE 5:-  SHORT-TERM BANK CREDIT AND SHORT-TERM BANK LOANS

        a. The Company received two NIS denominated banks loans. The loans bear annual interest rate of prime and prime minus 0.75%, and are to be repaid on an on-call basis during 1999.

        b. As of December 31, 1998, the Company has an authorized line of credit in the amount of $ 2,500, of which dollar denominated credit bears interest at the rate of Libor + 1% and NIS denominated credit bears interest at the prime rate minus 0.75% to prime rate +3%.

            The weighted average interest rate of the line of credit as of December 31, 1998 was approximately 7-9%.

            The Company had an unused line of credit in the amount of $ 1,326 for December 31, 1998 (there is no fee for the unused portion of the line of credit).

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

NOTE 6:-    OTHER ACCOUNTS PAYABLE

                                                               December 31,
                                               ------------------------------------------
                                                       1997                    1998
                                               ------------------       -----------------

Due to Office of the Chief Scientist
and the BIRD-F *)                                           $  44                   $ 149
Tax authorities                                                 -                     116
Related parties **)                                            32                      32
Accrued expenses                                                5                      75
                                               ------------------       -----------------

                                                            $  81                   $ 372
                                               ==================       =================

*)   See Note 10a
**)  See Note 14b.

NOTE 7:-    ACCRUED SEVERANCE PAY

        The Company's liability for severance pay, pursuant to Israeli law, is fully provided by an accrual. Part of the liability is funded through insurance policies. The cash value of these policies is recorded as an asset in the Company's balance sheets.

        Severance expenses for the three years ended December 31, 1996, 1997 and 1998 amounted to approximately $ 113, $ 195 and $ 322, respectively.


NOTE 8:-    CONVERTIBLE LOANS

        a. In April 1998, the Company received a loan from one of its shareholders in the amount of $ 540. The loan is in addition to those received during 1997, in the aggregate amount of $ 1,960.

            The loan shall be convertible into preferred shares upon the earlier of:

            1. Sale of over 50% of the Company's issued share capital to other than existing shareholders of the Company.

            2. An IPO (or future private placement) of the Company's shares of not less than $ 5,000.

            3.  Three years after they were received.

            The loan is linked to the U.S. dollar, bears interest at the rate of LIBOR + 1.5%, and matures three years after the date of grant, provided that conversion has not taken place prior to such date.

            The preferred shares will have all the rights of the ordinary shares of the Company and will also have antidilution rights liquidation preference and preemptive, registration and come along rights.

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

        b. In October and November 1998, the Company received loans from another shareholder in an aggregate amount of $ 2,400. The loan is linked to the U.S. dollar, and bears annual interest at the rate of Libor+2.5%.

            In the event of issuing of equity securities, excluding exercise of options or the conversion of loans ("Financing"), the loan shall be convertible into shares of the same class and under the same terms as determined in the Financing, except for the price per share, which will be 75% of the price per share of the Financing.

            Any part of the loan not converted, will be payable upon the earlier of December 1, 1998, or 15 days after the closing of a financing arrangement. In the event a Financing does not occur, such amounts will be payable no later than September 15, 1999. As of December 31, 1998, the loans were neither converted nor repaid.

NOTE 9:-  SHARE CAPITAL

        Stock options to employees:

        a. According to the Company's stock option plan to employees ("the plan"), 120,000 options may, from time to time, be granted to employees of the Company. As of December 31, 1998, an aggregate of 31,557 options of the Company are still available for future grant. Most of the options vest over a period of 4 years ending on various dates.

            Any options which are canceled or not exercised before expiration become available for future grant.

            An option must be granted within ten years from the date the plan is adopted and expires no later than ten years from the date of grant.

            A summary of the Company's share option activity under the Plan is as follows:

                                                               Year ended December 31,
                                            -----------------------------------------------------------------------
                                                     1996                    1997                     1998
                                            ---------------------  ------------------------  ----------------------
                                                        Weighted                   Weighted                Weighted
                                             Number      average       Number      average     Number      average
                                               of       exercise         of        exercise      of        exercise
                                            options       price       options       price     options       price
                                            --------   ----------  ------------   ---------  ---------   ----------
Options outstanding at the
 beginning of the year                             -    $      -        89,168      $ 5.99     88,468       $ 5.96
Granted                                       89,168        5.99             -           -          -            -
Exercised                                          -           -             -           -          -            -
Forfeited                                          -           -          (700)      10.00        (25)       10.00
                                            --------   ----------   -----------    --------  ---------   ----------
Options outstanding at the
 end of the year                              89,168    $   5.99        88,468      $ 5.96     88,443       $ 5.96
                                            ========   ==========   ===========    ========  =========   ==========
Options exercisable                           54,892        4.75        76,243        5.31     83,243         5.71
                                            ========   ==========   ===========    ========  =========   ==========

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands, except per share data

            The options outstanding as of December 31, 1998 have been separated into ranges of exercise price, as follows:

                                            Options              Weighted
                                          outstanding             average               Options
                                             as of               remaining           exercisable as           Weighted
            Exercise                     December 31,           contractual         of December 31,            average
              price                          1998                  life                   1998             exercise price
---------------------------------     -----------------     -----------------     ------------------     -----------------
            $   0.03                             32,501                     7                 32,501                $ 0.03
            $   5.00                              6,667                     7                  6,667                $ 5.00
            $  10.00                             49,275                     7                 44,075                $10.00
---------------------------------     -----------------     -----------------     ------------------     -----------------
          $ 0.03-$ 10                            88,443                     7                 83,243                $ 5.96
=================================     =================     =================     ==================     =================

        b. Pro forma information regarding net loss is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options under the fair value method of that Statement. The fair value for these awards was estimated at the date of grant using the minimum value options pricing model. The minimum value options pricing valuation model was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable. Option valuation models require the input of highly subjective assumptions. Because the Company's stock-based awards have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards. The fair value of these options was estimated at the date of grant using the minimum value method option pricing model with the following weighted-average assumptions for 1996: risk-free interest rates of approximately 6%, no dividend yield; and a weighted-average expected life of the option of approximately 5 years for all options.

            The weighted average grant date fair value of options granted for the year ended December 31, 1996, was $ 20.23.

            Pro-forma information under SFAS No. 123 is as follows:

                                                             Year ended December 31,
                                              ---------------------------------------------------
                                                    1996              1997              1998
                                              --------------    --------------    ---------------
Net loss                                              $2,937            $4,260             $6,010
                                              ==============    ==============    ===============
Pro-forma net loss                                    $2,993            $4,296             $6,037
                                              ==============    ==============    ===============
Pro-forma basic and diluted loss per share            $ 5.18            $ 6.27             $ 8.54
                                              ==============    ==============    ===============

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

NOTE 10:-  CONTINGENT LIABILITIES AND COMMITMENTS

        a.  Royalties:

            (i) Under the Company's research and development agreements with the Office of the Chief Scientist ("OCS") and pursuant to applicable law, the Company is required to pay royalties at the rate of 3% to 5% of sales of products developed with funds provided by the OCS, up to an amount equal to 100% of the OCS's research and development grants (dollar-linked) related to such projects.

                   Repayment of such grants is not required, in the event that there are no sales of products with respect to such grants.

                   For the years ended December 31, 1997 and 1998, the Company recognized grants in the amounts of $ 1,662 and $ 2,173, respectively, which are presented in the financial statements as an offset to research and development costs.

            (ii) The Company is committed to pay royalties of 2.5% to the Israeli-U.S. Binational Industrial Research and Development Foundation ("BIRD-F") on proceeds from sales of any product arising from the research and development project, up to the amount of 100%-150% of the grant. The Company received a grant in the amount of $ 111.

            (iii) The Company has expensed royalties relating to the repayment of such grants in the amount of $ 0, $ 0 and $ 107 for the years ended December 31, 1996, 1997 and 1998, respectively.

            (iv) As of December 31, 1998, the Company has a contingent obligation to pay royalties in the amount of $ 6,331, in respect of the aforementioned grants and participations received from the OCS and the BIRD-F.

        b.  Charges and guarantees:

            The Company has floating charges in favor of two banks on its property, assets and insurance rights, and also a fixed charge on its share capital and goodwill.

        c.  Lease commitments:

            The Company's premises are rented from a related party, under an operating lease, for a period until August 31, 2003, including a renewal option.

            The future minimum lease commitment, under a non-cancelable operating lease is $ 264, annually.

            Total rent expenses for the years ended December 31, 1996, 1997 and 1998, were approximately $ 33, $ 172 and $ 216, respectively.

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

NOTE 11:-   TAXES ON INCOME

        a. Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (hereinafter - "the law"):

            According to the provisions of this law, the Company has chosen to enjoy "alternative benefits" - waiver of grants in return for a tax exemption - and, accordingly, the Company's income is tax-exempt for a period of two years commencing with the year it first earns taxable income. In the remaining five years of benefits, the Company will be subject to a corporate tax of 25%. The period of tax benefits has not commenced yet.

            The period of tax benefits, detailed above, is subject to limits of 12 years from the commencement of production, or 14 years from the approval date (which is December 29, 1996), whichever is earlier.

            If a dividend is distributed out of such tax-exempt profits, the Company will be liable for corporate tax at the rate of 25%.

            The law also grants entitlement to claim accelerated depreciation on buildings, machinery and equipment used by the "approved enterprise", during five tax years.

            Should the Company derive income from sources other than the approved enterprises during the relevant period of benefits, such income will be taxable at regular corporate tax rate of 36%.

        b. Measurement of results for tax purposes under the Income Tax Law (Inflationary Adjustments), 1985.

            Results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increases in the Israeli CPI. As explained in Note 2b, the financial statements are presented in US dollars. The difference between the annual change in the CPI and in the NIS\dollar exchange rate causes a difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not reserved for deferred income taxes on the difference between the reporting currency and the tax bases of assets and liabilities.

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

        c.  Deferred income taxes:

            Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax are as follows:

                                                                         December 31,
                                                         ------------------------------------------
                                                                 1997                    1998
                                                         ------------------      ------------------
                                                                         U.S. dollars
                                                         ------------------------------------------
Operating loss carryforwards                                        $ 2,996                 $ 4,715
Reserves and allowances                                                 153                     235
                                                         ------------------      ------------------
Net deferred tax asset before valuation allowance                     3,149                   4,950
Valuation allowance                                                  (3,149)                 (4,950)
                                                         ------------------      ------------------
Net deferred tax asset                                              $     -                 $     -
                                                         ==================      ==================

            The Company has provided valuation allowances against the deferred tax assets in respect of its tax loss carryforwards and other temporary differences due to a history of losses and uncertainty concerning its ability to realize these deferred tax assets in the future.

        d.  Carryforward losses:

            As of December 31, 1998 the Company has approximately $ 13,400 in losses to offset against future taxable income.

        e.  Final tax assessments:

            The Company has not received final tax assessments since its incorporation.


NOTE 12:-   RESEARCH AND DEVELOPMENT EXPENSES

                                                                                Year ended December 31,
                                                               -------------------------------------------------------
                                                                      1996                1997                1998
                                                               ---------------     ---------------     ---------------
Total cost                                                             $ 3,474             $ 5,024             $ 6,833
Less - royalty-bearing grant (Note 10a)                                 (1,238)             (1,662)             (2,173)
                                                               ---------------     ---------------     ---------------
                                                                       $ 2,236             $ 3,362             $ 4,660
                                                               ===============     ===============     ===============

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands

NOTE 13:    FINANCIAL INCOME

                                                                                Year ended December 31,
                                                               -------------------------------------------------------
                                                                      1996                1997                1998
                                                               ---------------     ---------------     ---------------
Financial expenses:
Interest                                                                 $  (1)              $ (15)              $(258)
Other expenses                                                              (2)                 (4)                 (8)
Foreign currency translation differences                                   (40)                (66)               (223)
                                                               ---------------     ---------------     ---------------
                                                                           (43)                (85)               (489)
                                                               ---------------     ---------------     ---------------
Financial income:
Interest                                                                   248                 116                  60
Gain from marketable securities                                             16                  33                   -
Foreign currency translation differences                                     -                  38                 452
                                                               ---------------     ---------------     ---------------
                                                                           264                 187                 512
                                                               ---------------     ---------------     ---------------
Financial income, net                                                    $ 221               $ 102               $  23
                                                               ===============     ===============     ===============

NOTE 14:-  TRANSACTIONS AND BALANCES WITH RELATED PARTIES

            All of the Company's sales are made to its sole customer through a company who is also a 28% shareholder in the Company.

        a.  Transactions with related parties:

                                                                                Year ended December 31,
                                                                ------------------------------------------------------
                                                                       1996               1997               1998
                                                                ----------------    ---------------    ---------------
Revenues                                                          $            -      $          -              $3,569
Rent and maintenance                                                       $ 119              $ 252             $  270
Subcontractors                                                    $            -      $          -              $  139
Interest                                                          $            -              $  14             $  193

        b.  Balances with related parties:

                                                                                      December 31,
                                                                ------------------------------------------------------
                                                                       1996               1997               1998
                                                                ----------------    ---------------    ---------------
Trade receivables                                                 $            -      $          -                $320
Advances from a customer                                          $            -      $          -                $385
Other accounts payable                                            $            -      $                           $ 32

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands, except per share data

NOTE 15:-  SUBSEQUENT EVENTS

        a.  Line of credit:

            During the first quarter of 1999, the Company increased its line of credit from banks to $ 3,000.

            In connection with one of the credit lines, the Company issued to a subsidiary of Bank Hapoalim B.M., a warrant to purchase Ordinary shares of the Company. The warrant is exercisable into the number of ordinary shares totaling $ 500 according to the price per share paid by purchasers of the Company's securities in one of the following events ("Liquidity Events") less a discount of twenty percent of the event price:

            1. Issuance of equity securities, excluding exercise of options to employees.
            2.  An Initial Public Offering ("IPO").
            3. Sale of all or substantially all of the Company's property and assets.
            4.  Merger or consolidation with or into another corporation.

            If a Liquidity Event will not take place until February 2000 the exercise price will be determined according to several conditions as described in the agreement. If a liquidity event does not occur until February 2002, the warrant can be exercise at an exercise price of $ 58 per warrant during the following thirty days.

        b. On July 8, 1999, the Company entered into a convertible loans agreement ("the agreement") with one existing shareholder and with several new investors, in the aggregate amount of $ 11,694 (such amount includes loans which were received prior to executing the agreement, as described below, and an accrued interest in the amount of $ 144).

            The loans are denominated in dollars and bear annual interest at the rate of 5%, payable annually on December 31, of each calendar year commencing on December 31, 1999.

            The loans shall be due on December 31, 2002 ("the repayment date") and shall be convertible, including accrued but unpaid interest, at any time until the repayment date. The loans shall be converted into the number of issued and outstanding Ordinary shares equal to the principal amount of the loan divided by the conversion price, which is $ 40.6 per share, subject to adjustments set forth in the agreement.

            The conversion price regarding $ 2,400 received during the fourth quarter of 1998, shall at all times and in any event be equal to 75% of the applicable conversion price (see Note 8b).

                                                                TELEGATE LTD.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands, except per share data

            The aggregate principal amount of loans is composed as follows:

            (1) $ 7,000 were received during the third quarter of 1999 from new investors:

            (2) $ 2,150 were received during the second quarter of 1999 from an existing shareholder.

            (3) $ 2,400 were received during the fourth quarter of 1998 from an existing shareholder.

            In addition, the Company granted options Series A,B,C and D to the shareholder and to the new investors. The exercise price of the options and the number of options are dependent upon the volume of sales of the Company during the years 1999 and 2000, as determined in the agreement.

            The options are exercisable upon the earlier of:

            (1) Series A and C: December 31, 2001; Series B and D: December 31,
                2002.
            (2) The initial offering of Company's shares to the public.
            (3) A merger or acquisition pursuant to which the Company is not the surviving entity.

        c. On July 15, 1999, shareholders' loans in the aggregate amount of $ 2,797, including accrued interest in the amount of $ 297 thousand were converted into 129,698 Ordinary shares of the Company.

        d. On October 2, 1999, the Company reached an investment agreement whereby an investor will invest $ 6,500 in the Company in consideration for 240,741 Ordinary shares.

            In addition, the Company granted warrants to the investor for the purchase of Ordinary shares, entitling the investor to purchase 214,500 Ordinary shares at an exercise price of $ 35 per share during the period from date of agreement until the earlier of:

            1.  The initial offering of Company's shares to the public.
            2. The sale of substantially all of the assets or the shares of the Company.
            3.  December 31, 2001.

        e. On October 14, 1999 the Company's shareholders signed a share purchase agreement with Terayon Communication Systems, Inc. ("Terayon") pursuant to which Terayon will acquire all of their shares and related warrants in the Company in consideration of 2,200,000 shares of Terayon plus cash equal to the Company's net cash as of the closing date less $ 2,000.

(b) Terayon Communication Systems, Inc. unaudited pro forma combined financial statements.

The following unaudited pro forma combined condensed financial statements give effect to the Terayon Communication Systems, Inc. ("Terayon") acquisition of Radwiz Ltd. ("Radwiz") through a merger and exchange of shares that was completed on November 22, 1999 ("the Radwiz merger") and the acquisition of Telegate Ltd. ("Telegate") through a merger and exchange of shares expected to close on or about December 27, 1999 ("the Telegate merger"). In addition, the unaudited pro forma combined condensed financial statements give effect to the Terayon Communication Systems, Inc. acquisition of Imedia Corporation ("Imedia") through a merger and exchange of shares that was completed on September 16, 1999.

                      TERAYON COMMUNICATION SYSTEMS, INC.
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1999
                                (in thousands)

                                                            Terayon        Radwiz      Telegate      Pro-forma
                                                             Actual        Actual       Actual      Adjustments              Total
                                                           -----------  ----------  ------------  ------------        -----------
Assets
Current assets:
  Cash and cash equivalents                                  $  23,971    $ 3,561     $     10        $   (250) (3)     $  24,292
                                                                                                        (3,000) (12)
  Short-term investments                                        82,287          4            -                             82,291
  Accounts receivable, net                                       9,323        150            -               -              9,473
  Accounts receivable from related party                         2,705          -        1,661               -              4,366
  Government Grants Receivable                                       -        428        1,656               -              2,084
  Inventory                                                      5,530        505        4,699               -             10,734
  Other current assets                                           2,662        159          331               -              3,152
                                                           -----------  ----------  ------------  ------------        -----------
                 Total current assets                          126,478      4,807        8,357          (3,250)           136,392

Property and equipment, net                                      5,798        546        1,559                              7,903
Developed technology                                            26,812          -            -          29,850  (1)        77,762
                                                                                                        21,100  (8)
Assembled workforce                                              2,448          -            -           2,800  (1)         9,448
                                                                                                         4,200  (8)
Trademark                                                        3,972          -            -           1,150  (1)         5,122
Customer Relationship                                                -          -            -          39,530  (8)        39,530
Restricted Cash                                                      -          -            -               -                  -
Other assets                                                     1,842        131          565               -              2,538
Goodwill                                                        63,390          -            -          23,145  (1)       156,302
                                                                                                        69,767  (8)
                                                           -----------  ----------  ------------  ------------        -----------
                 Total assets                                $ 230,740    $ 5,484     $ 10,481        $188,292          $ 434,997
                                                           ===========  ==========  ============  ============        ===========

Liabilities and Stockholders' Equity
Current liabilities:
  Current portion long-term debt                             $       -    $    12     $      -        $      -          $      12
  Short-term bank credit                                             -          -          663               -                663
  Short-term bank loan                                               -          -        2,115               -              2,115
  Accounts payable                                              14,708        506        2,090               -             17,304
  Accrued payroll and related expenses                           3,751        444          978               -              5,173
  Other accrued liabilities                                      9,626        214          437             600  (2)        12,202
                                                                                                         1,325  (9)
  Current portion of capital lease obligations                       5          -            -               -                  5
                                                           -----------  ----------  ------------  ------------        -----------
    Total current liabilities                                   28,090      1,176        6,283           1,925             37,474

Deferred tax liabilities                                             -          -            -          10,998  (7)        10,998
                                                                                                           167 (17)           167
Long-term obligations                                              134         34                            -                168
Accrued severance pay                                                -        252          907               -              1,159
Convertible loans                                                    -                  12,335         (12,335)(10)             -

Stockholders' equity (deficiency):
  Common stock                                                 333,657     13,510       12,918             302  (2)       526,522
                                                                                                        52,417  (3)
                                                                                                       (13,510) (3)
                                                                                                           604  (9)
                                                                                                        12,335 (10)
                                                                                                       139,542 (11)
                                                                                                       (25,253)(11)
  Accumulated deficit                                         (129,424)    (8,852)     (21,662)          8,852  (4)      (139,774)
                                                                                                        (3,600) (4)
                                                                                                        21,662 (13)
                                                                                                        (6,750)(13)
  Deferred compensation                                         (1,711)      (636)        (300)            636  (6)        (1,711)
                                                                                                           300 (15)
  Stockholders' notes receivable                                    (6)         -            -               -                 (6)
                                                           -----------  ----------  ------------  ------------        -----------
    Total stockholders' equity (deficiency)                    202,516      4,022       (9,044)        187,537            385,031
                                                           -----------  ----------  ------------  ------------        -----------
    Total liabilities and stockholders' equity               $ 230,740 #  $ 5,484     $ 10,481        $188,292          $ 434,997
                                                           ===========  ==========  ============  ============        ===========

   See notes to unaudited pro forma combined condensed financial statements.

                      TERAYON COMMUNICATION SYSTEMS, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                   (in thousands, except per share amounts)

                                           Terayon         Radwiz      Telegate      Imedia      Pro-forma
                                            Actual         Actual       Actual       Actual     Adjustments              Total
                                         ------------    ----------   ---------    ---------    -----------            ---------

Revenues:
   Product revenues                        $ 19,150       $ 3,058     $     -       $     -       $ (1,728)  (16)      $  20,480
   Related party product revenues            12,546             -       3,569             -                               16,115
                                         ------------    ----------   ---------    ---------    ----------             ---------
      Total revenues                         31,696         3,058       3,569             -         (1,728)               36,595

Cost of Goods Sold:
   Cost of product revenues                  22,296         2,362           -             -          4,975    (5)         47,479
                                                                                                    13,177   (14)
   Cost of related party product                                                                     4,669   (19)
     revenues                                12,222             -       3,737             -          3,956   (14)         18,187
                                                                                                    (1,728)  (16)
                                         ------------    ----------   ---------    ---------    ----------             ---------
      Total cost of goods sold               34,518         2,362       3,737             -         25,049                65,666

Gross profit (loss)                          (2,822)          696        (168)            -        (26,777)              (29,071)
Operating Expenses:
Research and development, net                10,685         1,764       4,660         3,449            747    (5)         23,147
                                                                                                     1,336   (14)
                                                                                                       506   (19)
Sales and marketing                           6,947         2,731         489         2,301            659    (5)         14,264
                                                                                                        95   (14)
                                                                                                     1,042   (19)
General and administrative                    3,223           745         716         3,147            186    (5)          8,446
                                                                                                       229   (14)
                                                                                                       200   (19)
Goodwill                                          -             -           -             -          3,858    (5)         26,125
                                                                                                    11,628   (14)
                                                                                                    10,639   (19)
                                         ------------    ----------   ---------    ---------    ----------             ---------
Total operating expenses                     20,855         5,240       5,865         8,897         31,125                71,982
                                         ------------    ----------   ---------    ---------    ----------             ---------

Operating loss                              (23,677)       (4,544)     (6,033)       (8,897)      (57,902)              (101,053)

Interest income (expense), net                  449            68          23           715              -                 1,255
                                         ------------    ----------   ---------    ---------    ----------             ---------
Net loss                                    (23,228)       (4,476)     (6,010)       (8,182)       (57,902)              (99,798)
Convertible preferred stock
  dividend and redeemable
  convertible preferred stock dividend      (23,910)            -           -             -              -               (23,910)
                                         ------------    ----------   ---------    ---------    ----------             ---------
Net loss applicable to common
  stockholders                             $(47,138)      $(4,476)    $(6,010)      $(8,182)      $(57,902)            $(123,708)
                                         ============    ==========   =========    =========    ==========             =========


Historical basic and diluted net loss
  per share attributable to common
  stockholders                               $(5.25)                                                                      $(9.66)
                                         ==========                                                                    =========

Shares used in computing historical
  basic and diluted net loss per share
  attributable to common stockholders         8,986                                                  3,820                12,806
                                         ==========                                               ========             =========

   See notes to unaudited pro forma combined condensed financial statements.

                      TERAYON COMMUNICATION SYSTEMS, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED SEPT 30, 1999
                   (In thousands, except per share amounts)


                                             Terayon      Radwiz      Telegate       Imedia        Pro-forma
                                             Actual       Actual       Actual        Actual       Adjustments             Total
                                            --------    ----------    ----------    ----------    -----------            --------
Revenues:
  Product revenues                          $ 42,073      $ 1,547      $     -       $ 3,567         $ (2,762)  (16)     $ 44,425
  Related party product revenues              16,271            -        4,338             -                -              20,609
                                            --------    ----------    ----------    ----------    -----------            --------
    Total revenues                            58,344        1,547        4,338         3,567           (2,762)             65,034

Cost of Goods Sold:
  Cost of product revenues                    35,692        1,211            -         1,697            3,731    (5)       55,522
                                                                                                        9,883   (14)
  Cost of related party product                                                                         3,308   (19)
    revenues                                  10,483            -        4,094             -            2,967   (14)       14,782
                                                                                                       (2,762)  (16)
                                            --------    ----------    ----------    ----------    -----------            --------
    Total cost of goods sold                  46,175        1,211        4,094         1,697           17,127              70,304

Gross profit                                  12,169          336          244         1,870          (19,889)             (5,270)
Operating Expenses:
Research and development, net                 11,669        1,472        4,187         2,432              560    (5)       21,680
                                                                                                        1,002   (14)
                                                                                                          358   (19)
Cost of product development
  assistance agreement                        23,971            -            -             -                               23,971
Sales and marketing                            9,094        1,932          560         2,705              494    (5)       15,595
                                                                                                           72   (14)
                                                                                                          738   (19)
General and administrative                     4,689          828          970         2,534              140    (5)        9,475
                                                                                                          172   (14)
                                                                                                          142   (19)
In-process research and development           11,000            -            -             -          (11,000)  (20)            -
Goodwill                                         443            -            -             -            2,893    (5)       19,593
                                                                                                        8,721   (14)
                                                                                                        7,536   (19)
                                            --------    ----------    ----------    ----------    -----------            --------
Total operating expenses                      60,866        4,232        5,717         7,671           11,828              90,314
                                            --------    ----------    ----------    ----------    -----------            --------

Operating loss                               (48,697)      (3,896)      (5,473)       (5,801)         (31,717)            (95,584)
Interest income (expense), net                 3,575          (16)        (595)         (629)               -               2,335
                                            --------    ----------    ----------    ----------    -----------            --------
Net loss                                     (45,122)      (3,912)      (6,068)       (6,430)         (31,717)            (93,249)
Convertible preferred stock
  dividend and redeemable convertible
  preferred stock dividend                         -            -            -             -                                    -
                                            --------    ----------    ----------    ----------    -----------            --------
Net loss applicable to common
  stockholders                              $(45,122)     $(3,912)     $(6,068)      $(6,430)        $(31,717)           $(93,249)
                                            ========    ==========    ==========    ==========    ===========            ========

Historical basic and diluted net
  loss per share attributable to
  common stockholders                         $(2.27)                                                                      $(3.94)
                                            ========                                                                     ========

Shares used in computing historical
  basic and diluted net loss per share
  attributable to common stockholders         19,915                                                    3,777              23,692
                                            =========                                             ===========            ========

   See notes to unaudited pro forma combined condensed financial statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS

As of, and For the Nine Months Ended September 30, 1999 and For the Year Ended December 31, 1998

The unaudited pro forma combined condensed financial statements give effect to the Terayon Communication Systems, Inc. ("Terayon") acquisition of Radwiz Ltd. ("Radwiz") through a merger and exchange of shares ("the Radwiz merger") and the acquisition of Telegate Ltd. ("Telegate") through a merger and exchange of shares ("the Telegate merger"). The Radwiz merger was completed on November 22, 1999. The Telegate merger is anticipated to close on or around December 27, 1999. In addition, the unaudited pro forma combined condensed financial statements give effect to the Terayon Communication Systems, Inc. acquisition of Imedia Corporation ("Imedia") through a merger and exchange of shares that was completed on September 16, 1999. The results of Imedia for the period following September 16, 1999 are included in Terayon's results for the nine months ended September 30, 1999. The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 reflect these transactions as if they had taken place on January 1, 1998 and January 1, 1999, respectively. The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Radwiz and Telegate transactions as if they had taken place on September 30, 1999.

The Radwiz merger, the Telegate merger and the Imedia merger were accounted for using the purchase method of accounting. The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of each of the acquired companies based on actual fair value. The final allocation of the purchase price may differ materially from the preliminary allocations. In the opinion of Terayon's management, all adjustments necessary to present fairly such unaudited pro forma combined condensed financial statements have been made on the proposed terms and structure of the Radwiz merger, the Telegate merger and the Imedia merger.

In connection with the acquisition of Radwiz, Terayon expects to incur write-offs related to in-process research and development of approximately $3.6 million. In connection with the acquisition of Telegate, Terayon expects to incur write-offs related to in-process research and development of approximately $6.8 million. In connection with the acquisition of Imedia, Terayon incurred write-offs related to in-process research and development of $11.0 million in the nine months ended September 30, 1999. The Unaudited Pro Forma Combined Condensed Balance Sheet includes the Imedia write-off and the anticipated Radwiz and Telegate write-offs related to in-process research and development; however, the Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect these charges. The charges related to in-process research and development for Radwiz and Telegate will be reflected in Terayon's consolidated financial statements when the mergers are consummated. Terayon expects integration costs to be insignificant as a result of the mergers.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the actual financial results would have been had the Radwiz, Telegate and Imedia mergers taken place on January 1, 1998, January 1, 1999 or September 30, 1999 and do not purport to indicate the results of future operations.

The unaudited pro forma combined condensed financial statements give effect to the following pro forma adjustments.

1. In accordance with the Share Purchase Agreement among Terayon and Radwiz ("the Radwiz Agreement"), Radwiz became a wholly-owned subsidiary of Terayon, and all outstanding shares of its common stock converted into shares of common stock of Terayon.

    The Radwiz merger was accounted for using the purchase method of accounting. In general, the shareholders and vested optionholders received cash and shares of Terayon common stock and options to purchase shares of Terayon common stock. The aggregate number of shares of Terayon common stock to be issued under the Radwiz Agreement will depend, among other things, on the performance of the Company's common stock over the period between the closing of the merger and the twelve month anniversary. On the closing, Terayon paid $250,000 in cash and issued 873,582 shares of Terayon common stock to the former shareholders of Radwiz and issued options to purchase 72,571 shares of Terayon common stock to the vested optionholders of Radwiz. In addition, the unvested optionholders of Radwiz options also received options to purchase Terayon common stock, the fair value of which will be included in the purchase price.

    For purposes of the pro forma combined condensed financial statements the purchase price was determined to be approximately $52.7 million. This represents the minimum purchase price, as specified in the Agreement, to be issued to the shareholders and vested optionholders of Radwiz ($50.0 million) plus the value of the options issued to unvested optionholders of Radwiz ($2.7 million). Proceeds to be received from the Radwiz optionholders upon exercise of their options are not significant.

    The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the notes thereto and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Radwiz based upon preliminary estimates of fair value. The actual allocation of such consideration may differ from that reflected in the unaudited pro forma combined condensed financial statements after valuations and other procedures to be performed after the closing of the Radwiz merger have been completed. Below is a table of the estimated acquisition cost, purchase price allocation and annual amortization of the intangible assets acquired (in thousands):

                                                                                                 Annual
                                                                            Amortization      Amortization
                                                                                Life         of Intangibles
                                                                          ------------------------------------
Estimated Acquisition Cost:
  Estimated Purchase Price.............................        $ 52,667
  Acquisition Expenses.................................             902
                                                         --------------
    Total Estimated Acquisition Cost...................        $ 53,569
                                                         ==============

Purchase Price Allocation:
  Historical net tangible assets of Radwiz
    at September  30, 1999.............................        $  4,022
  Intangible assets acquired:
    Developed technology...............................          29,850             6 years      $4,975
    Assembled workforce................................           2,800             2             1,400
    Trademark..........................................           1,150             6               192
    In-Process technology..............................           3,600
    Goodwill...........................................          23,145             6             3,858
    Deferred tax liability.............................         (10,998)
                                                         --------------
      Total............................................        $ 53,569
                                                         ==============

     Tangible assets of Radwiz to be acquired principally include cash, accounts receivable, inventory and property and equipment. Liabilities of Radwiz assumed in the Radwiz merger principally include accounts payable and accrued liabilities.

     To determine the value of the developed technology, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of technology. The analysis resulted in a valuation of approximately $29.9 million for developed technology which had reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight line basis over a six year period.

     The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis yielded a valuation of approximately $2.8 million for the assembled workforce. The asset is being amortized on a straight line basis over a two year period.

     The preliminary goodwill allocation as of September 30, 1999 is approximately $23.1 million. Amortization of goodwill will occur over six years due to the pace of technological development within the industries emerging to support the telecommunications industry's expansion into multimedia functions.

     The projects identified as in-process at Radwiz are those that will be underway at the time of the acquisition of Radwiz and would, after consummation of the acquisition, require additional effort to establish technological feasibility. These projects have indentifiable technological risk factors which indicate that even though successful completion is expected, it is not assured. The preliminary estimate of in-process research and development is $3.6 million. The estimated amount of the in-process research and development charge is still a preliminary estimate which could materially differ from the actual results that will be experienced by Terayon, as final values will not be established until after the closing of the acquisition of Radwiz.

     In-process technology acquired in the transaction consists primarily of additions to Radwiz's core technology, which is related to Radwiz's planned development of new features. The majority of the intended functionality of these new features is not supported by Radwiz's current technology. Intended new features include offering: end-to-end carrier quality of service; allowing access via an ATM network; and, providing ISDN line functionality.

     Terayon expects that the in-process technology will be successfully developed, and that initial benefits from these projects will begin in calendar 2000. Notwithstanding Terayon's expectation that the in-process technology will be successfully developed, there remain significant technical challenges that must be resolved in order to complete the in-process technology.

2. The pro forma adjustment to "Other accrued liabilities"($600,000) and "Common stock" ($302,000) reflects the accrual of acquisition costs arising from the Radwiz acquisition, for a total of approximately $902,000.

3. The pro forma adjustment to "Common stock" and "Cash" reflects the elimination of Radwiz common stock ($13.5 million), and the impact of the issuance of Terayon common stock ($52.4 million) and the payment of $250,000 in cash for Rawiz.

4. The pro forma adjustment to "Accumulated deficit" reflects the elimination of Radwiz's accumulated deficit ($8.9 million), and the in-process technology charge ($3.6 million).

5. The pro forma adjustment is for the amortization of goodwill, developed technology trademark and assembled workforce.

6. The pro forma adjustment is to eliminate deferred compensation related to Radwiz options.

7. Goodwill has been increased and deferred tax liabilities have been recorded in the amount of approximately $11.0 million to reflect the net tax effect of the book/tax basis differences in the acquired intangibles, excluding goodwill and in-process research and development. Deferred tax assets have been realized based on the projected reversal of taxable temporary differences and have been netted against deferred tax liabilities for purposes of allocating the purchase price.

8. In accordance with the Share Purchase Agreement among Terayon and Telegate ("the Agreement"), Telegate is to become a wholly-owned subsidiary of Terayon, and all outstanding shares of its common stock are to be converted into shares of common stock of Terayon.

     The Telegate merger was accounted for using the purchase method of accounting. In general, the shareholders and vested optionholders of Telegate will receive shares of Terayon common stock and options to purchase shares of Terayon common stock plus a cash payment equal to Telegate's net current assets at closing in excess of $2.0 million. The aggregate number of shares and options to purchase shares of Terayon common stock to be issued under the Telegate Agreement will depend, among other things, on the performance of the Terayon's common stock over the period between the closing of the Telegate merger and the nine month anniversary.

     For purposes of the pro forma combined condensed financial statements, the purchase price was determined to be approximately $142.5 million. This represents the minimum purchase price as specified in the Telegate Agreement of $100.0 million, an estimated cash payment of $3.0 million and the value of a warrant ("the Warrant") to purchase 1.0 million shares of Terayon common stock estimated at $39.5 million issued under terms of an agreement between Telegate and a customer of Terayon. The value of the warrant was associated with the value of the customer relationship. For purposes of the pro forma combined condensed financial statements, the number of shares (2,099,301) and options to purchase shares (100,699) of Terayon common stock was determined by taking the number of Terayon shares divided by the exchange ratio of approximately 0.97 Telegate shares for each Terayon share. The fair value of "shares" was calculated by taking the minimum value of the stock specified in the Telegate Agreement ($45.46 per share) times the number of Terayon shares to be acquired. Terayon does not anticipate receiving any proceeds from the optionholders upon exercise of the options and warrants.

     The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the notes thereto and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Telegate based upon preliminary estimates of fair value. The actual allocation of such consideration may differ from that reflected in the unaudited pro forma combined condensed financial statements after valuations and other procedures to be performed after the closing of the Telegate merger have been completed. Below is a table of the estimated acquisition cost, purchase price allocation and annual amortization of the intangible assets acquired:

                                                                                          Annual
                                                                     Amortization      Amortization
                                                                         Life         of Intangibles
                                                                 ------------------------------------
Estimated Acquisition Cost:
  Estimated Purchase Price....................         $142,542
  Acquisition Expenses........................            1,929
                                                  -------------
    Total Estimated Acquisition Cost..........         $144,471
                                                  =============

Purchase Price Allocation:
  Historical net tangible assets of
    Telegate at September 30, 1999............         $ (9,044)
  Conversion of Telegate convertible
    notes and accrued interest................           12,335
                                                  -------------
  Pro forma net tangible assets of Telegate
    at September 30, 1999.....................            3,291
  Intangible assets acquired:
    Developed technology......................           21,100            6 years       $ 3,516
    Assembled workforce.......................            4,200            2               2,100
    In-Process technology.....................            6,750
    Customer relationship.....................           39,530            3              13,177
    Goodwill..................................           69,767            6              11,628
    Deferred tax liability....................             (167)
                                                  -------------
      Total...................................         $144,471
                                                  =============

     Tangible assets of Telegate to be acquired principally include cash, accounts receivable, inventory and property and equipment. Liabilities of Telegate assumed in the Telegate merger principally include accounts payable and accrued liabilities.

     To determine the value of the developed technology, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of technology. The analysis resulted in a valuation of approximately $21.1 million for developed technology which had reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight line basis over a six year period.

     The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis yielded a valuation of approximately $4.2 million for the assembled workforce. The asset is being amortized on a straight line basis over a two year period.

     The value of the customer relationship was determined as the value of the warrant using the Black Scholes model. The warrant will be issued upon closing of the Telegate merger. The warrant is fully vested, non-forfeitable, and immediately exercisable and has a term of three years.

     The preliminary goodwill allocation as of September 30, 1999 is approximately $69.8 million. Amortization of goodwill will occur over six years due to the pace of technological development within the industries emerging to support the cable industry's expansion into multimedia functions.

     The projects identified as in-process at Telegate are those that will be underway at the time of the acquisition of Telegate and would, after consummation of the acquisition, require additional effort to establish technological feasibility. These projects have indentifiable technological risk factors which indicate that even though successful completion is expected, it is not assured. The preliminary estimate of in-process research and development is $6.8 million. The estimated amount of the in-process research and development charge is still a preliminary estimate which could materially differ from the actual results that will be experienced by Terayon, as final values will not be established until after the closing of the acquisition of Telegate.

     In-process technology acquired in the transaction consists primarily of additions to Telegate's core technology, which is related to Telegate's planned development of new features. The majority of the intended functionality of these new features is not supported by Telegate's current technology. Intended new features include: connection on demand functionality to extend the product's ISDN compatibility; the ability to use cordless technology for either voice or data applications; and, a subscriber end unit that can be used in multi-dwelling units.

     Terayon expects that the in-process technology will be successfully developed, and that initial benefits from these projects will begin in calendar 2000. Notwithstanding Terayon's expectation that the in-process technology will be successfully developed, there remain significant technical challenges that must be resolved in order to complete the in-process technology.

9. The pro forma adjustment to "Other accrued liabilities" ($1.3 million) and to "Common stock" ($604,000) reflects the accrual of acquisition costs arising from the Telegate acquisition, estimated to be approximately $1.9 million.

10. The pro forma adjustment to "Convertible loans" reflects the elimination of Telegate's convertible loans and accrued interest on the convertible loans as the loans and accrued interest convert into shares of Terayon common stock upon the close of the Telegate merger.

11. The pro forma adjustment to "Common stock" reflects the elimination of Telegate common stock ($25.3 million), the impact of the issuance of Terayon common stock ($100.0 million) and the issuance of the Warrant ($39.5 million).

12. The pro forma adjustment reflects the estimated cash payment ($3.0 million).

13. The pro forma adjustment to "Accumulated deficit" reflects the elimination of Telegate's accumulated deficit ($21.7 million), and the in-process technology charge ($6.8 million).

14. The pro forma adjustment is for the amortization of goodwill, developed technology, assembled workforce and customer relationship.

15. The pro forma adjustment is for the elimination of deferred compensation related to Telegate options.

16. The pro forma adjustment is for the elimination of intercompany transactions between Terayon and Telegate prior to the merger.

17. Goodwill has been increased and deferred tax liabilities have been recorded in the amount of approximately $167,000 to reflect the net tax effect of the book/tax basis differences in the acquired intangibles, excluding goodwill and in-process research and development. Deferred tax assets have been realized based on the projected reversal of taxable temporary differences and have been netted against deferred tax liabilities for purposes of allocating the purchase price.

18. In accordance with the Agreement and Plan of Merger and Reorganization among Terayon and Imedia ("the Agreement"), Imedia became a wholly-owned subsidiary of Terayon, and all outstanding shares of its common stock were converted into shares of common stock of Terayon. The Imedia merger closed on September 16, 1999. The results of Imedia for the period following September 16, 1999 are included in Terayon's actual results.

     The Imedia merger was accounted for using the purchase method of accounting and has been reflected in the September 30, 1999 balance sheet of Terayon. In general, the shareholders, vested optionholders and warrantholders will receive shares of Terayon common stock, options and warrants to purchase shares of Terayon common stock and cash, in certain circumstances, in varying amounts in a series of three stock payments, the last of which will occur on or before the 18-month anniversary of the closing of the Imedia merger. The aggregate number of shares of Terayon common stock issued under the Imedia Agreement will depend, among other things, on the performance of Terayon's common stock over the period during which the payments are to be made. Terayon issued 827,407 shares of common stock on the closing of the Imedia merger.

     The estimated purchase price of $106.3 million was determined using the maximum value of the consideration (approximately $99.0 million) as specified in the Imedia Agreement, the value of the options to purchase Terayon shares issued to the unvested optionholders of Imedia (approximately $6.3 million) and the forgiveness of the Imedia note payable ($1.0 million). The estimated purchase price is net of the estimated proceeds which will be received from the optionholders and warrantholders upon exercise (approximately $3.1 million). Terayon may be required to issue additional consideration should the market value of Terayon's common stock decline between the closing of the Imedia merger and the 18-month anniversary. The issuance of additional consideration will not impact the determination of the purchase price.

     Below is a table of the acquisition cost, purchase price allocation and annual amortization of the intangible assets acquired:

                                                                                     Annual
                                                                Amortization      Amortization
                                                                    Life         of Intangibles
                                                             ------------------------------------
Acquisition Cost:
  Purchase Price.............................      $106,347
  Acquisition Expenses.......................         2,631
                                               ------------
    Total Acquisition Cost...................      $108,978
                                                ===========

Purchase Price Allocation:
  Historical net tangible assets of Imedia
    at September 16, 1999....................      $   (355)
  Forgiveness of Imedia note payable.........         1,000
                                               ------------
  Pro forma net tangible assets of Imedia
    at September 16, 1999....................           645
  Intangible assets acquired:
    Developed technology.....................        27,000             6 Years       $ 4,500
    Assembled workforce......................         2,500             2               1,250
    Trademark................................         4,000             6                 667
    In-Process technology....................        11,000
    Goodwill.................................        63,833             6              10,639
                                               ------------
      Total..................................      $108,978
                                               ============

     Tangible assets of Imedia acquired in the Imedia merger principally include cash, accounts receivable and property and equipment. Liabilities of Imedia assumed in the Imedia merger principally include accounts payable and accrued liabilities. Upon the closing of the Imedia merger, Imedia's note payable obligation to Terayon of $1.0 million was forgiven by Terayon.

     To determine the value of the developed technology, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of technology. The analysis resulted in a valuation of approximately $27.0 million for developed technology which had reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight line basis over a six year period.

     The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis yielded a valuation of approximately $2.5 million for the assembled workforce. The asset is being amortized on a straight line basis over a two year period.

     The goodwill allocation as of September 16, 1999 is approximately $63.8 million. Amortization of goodwill will occur over six years due to the pace of technological development within the industries emerging to support the cable industry's expansion into multimedia functions.

     The projects identified as in-process at Imedia are those that were underway at the time of the acquisition of Imedia and would, after consummation of the acquisition, require additional effort to establish technological feasibility. These projects have indentifiable technological risk factors which indicate that even though successful completion is expected, it is not assured. Terayon incurred $11.0 million in in-process research and development write-offs in the nine months ended September 30, 1999 as result of the Imedia merger.

     In-process technology acquired in the transaction consists primarily of major additions to Imedia's core technology, which is related to Imedia's planned development of new features. The majority of the intended functionality of these new features is not supported by Imedia's current technology. Intended new features include offering high quality video service over the Internet and multiplexing data with video.

     Terayon expects that the in-process technology will be successfully developed, and that initial benefits from these projects will begin in calendar 2001. Notwithstanding Terayon's expectation that the in-process technology will be successfully developed, there remain significant technical challenges that must be resolved in order to complete the in-process technology.

     Terayon's valuation allowance on deferred tax assets has been decreased by approximately $10.2 million to reflect the net tax effect of the book/tax basis differences in the acquired intangibles, excluding goodwill and in-process research and development. Deferred tax assets have been realized based on the projected reversal of taxable temporary differences and have been netted against deferred tax liabilities for purposes of allocating the purchase price.

19. The pro forma adjustment is for the amortization of goodwill, developed technology trademark and assembled workforce for the year ended December 31, 1998 and the period from January 1, 1999 to September 16, 1999.

20. The pro forma adjustment is for the elimination of $11.0 million of in-process research and development write-offs incurred by Terayon in the nine months ended September 30, 1999 relating to the Imedia merger.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Terayon Communication Systems, Inc.

Dated December 27, 1999         By: /s/ Ray M. Fritz

                                    Ray M. Fritz
                                    Chief Financial Officer